Exhibit 10.1
*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
SECOND AMENDMENT TO THE COLLABORATION AGREEMENT
     This Second Amendment (“Second Amendment”) to the Collaboration Agreement is effective as of the Second Amendment Effective Date (as set forth in Section 4 of this Second Amendment), by and between UCYCLYD PHARMA, INC., a Maryland corporation, with its principal place of business at 7720 North Dobson Road, Scottsdale, AZ 85256 (“Ucyclyd”) and HYPERION THERAPEUTICS, INC., a Delaware corporation, with its principal place of business at 601 Gateway Blvd., Suite 200, South San Francisco, CA 94080 (hereunder referred to as “Hyperion”). Ucyclyd and Hyperion are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
     WHEREAS, Ucyclyd and Hyperion entered into that certain Collaboration Agreement dated August 23, 2007 (the “Collaboration Agreement”), as amended by the First Amendment on November 24, 2008;
     WHEREAS, Ucyclyd and Hyperion desire to amend the Collaboration Agreement as more fully set forth in this Second Amendment; and
     WHEREAS, in partial consideration of Ucyclyd agreeing to the modifications set forth in this Second Amendment, Hyperion has agreed to sell five percent (5%) of its common stock to Ucyclyd and concurrent with the signing of this Second Amendment, the Parties have entered into a Common Stock Purchase Agreement (the “Transaction Document”).
     NOW, THEREFORE, in consideration of the foregoing recitals (which are incorporated by reference into this Second Amendment), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
1. Capitalized Terms. All capitalized terms not otherwise defined in this Second Amendment shall have the meanings ascribed to them as set forth in the Collaboration Agreement.
2. Amendments.
a)	Article 1 is hereby amended to include the following defined terms:

“Note” means that certain Note to be issued by Hyperion in favor of Ucyclyd in accordance with Section 3.3, the form of which is attached hereto as Exhibit 9 (Note).

“Security Agreement” means that certain Security Agreement to be entered into between Hyperion and Ucyclyd in accordance with Section 3.3, the form of which is attached hereto as Exhibit 10 (Security Agreement).

b)	Section 1.15 is hereby amended and restated in its entirety as follows:

“Change in Control” means the consummation of: (a) any merger, consolidation, business combination or sale of shares of stock other than in a direct issuance of shares of stock by a Party for fair value, that, if completed, will result in the stockholders of such Party prior to such transaction not having voting control of the surviving entity immediately after the transaction such that they, acting in concert with one another, could not elect a majority of the board of directors of the surviving entity; or (b) the sale, transfer, exchange or other disposition of all or substantially all of a Party’s assets or business relating to this Agreement (whether alone or in connection with a sale, transfer, exchange or other disposition of other assets or businesses of such Party). Notwithstanding the foregoing, Change in Control shall not include a financing transaction, either in the form of a private equity financing or public offering.

c)	Section 1.24 is hereby amended and restated in its entirety as follows:
“Development Field” means the treatment of any human disease, disorder or condition, including but not limited to UCD, HE or Hyperammonemia.
Notwithstanding the amendment set forth above, Hyperion acknowledges and affirms: (i) its obligations under Section 2.2 of the Agreement including Hyperion’s agreement that the primary focus of its efforts under the Development and Regulatory Program is to obtain Regulatory Approval first in the United States for GT4P in UCD and HE; and (ii) Hyperion does not have any rights to further develop Ammonul HE during the Development Term.
d)	Section 2.2.2 is hereby amended and restated in its entirety as follows:
“2.2.2 R&D Rights of Third Parties.
     (a) Hyperion acknowledges that, prior to the Second Amendment Effective Date, Ucyclyd has granted Third Parties certain rights under the Distribution Agreements (as such term has been amended based on changes to Schedule 1.30 pursuant to this Second Amendment) with respect to research and development of the Products for uses within the Development Field (the “Pre-existing Rights”) and that Hyperion’s exclusive license in Section 8.2 is subject to such Pre-existing Rights.
     (b) From the Second Amendment Effective Date until the termination or expiration of the Development Term, Ucyclyd agrees not to grant (i) such Third Parties or any new Third Parties any further rights with respect to GT4P for uses within the Development Field; and (ii) distribution rights to the Marketed Products in the United States to a Third Party which will extend past the Closing Date. The Parties acknowledge and agree that because the Closing Date is based on the occurrence of certain events described in Section 3.1 (Purchase Rights), the exact date cannot be determined accurately and the Parties can rely only upon the dates on which the Closing is anticipated to occur based on the Development Plan in effect as of the Second Amendment Effective Date. Based on such Development Plan, the Closing Date is anticipated to be ***, which shall be the date relied upon with respect to the foregoing limitation; provided, however, that the date will be adjusted automatically if the events on which it is based change in the Development Plan or the events have not occurred by such date (as may be adjusted based on the foregoing) and the Parties agree to extend the date for a Closing under the Agreement.
     (c) During the Development Term, Ucyclyd reserves the right to grant Third Parties that currently or in the future distribute the Marketed Products the right to conduct research and development with respect to the Marketed Products for purposes of (i) obtaining Regulatory Approval for the Marketed Products in the applicable country or region, (ii) conducting post-marketing approval studies, and (iii) conducting any other studies or activities required by the applicable Regulatory Agency.
     (d) During the Development Term, Ucyclyd shall have the right to support investigator-sponsored activities or investigator-sponsored use of the Marketed Products for uses within the Development Field and will keep Hyperion apprised of such activities through the JSC meetings.
     (e) During the Development Term, Ucyclyd may support investigator-sponsored activities or investigator-sponsored use of GT4P only after allowing Hyperion to review such activities in advance and obtaining Hyperion’s approval of such activities.”
Second Amendment to Collaboration Agreement

e)	Section 2.2.3 is hereby amended and restated in its entirety as follows:
“R&D Rights Outside of the United States.
     (a) During the Development Term, Hyperion shall have the right to conduct research and development activities outside of the United States in support of Hyperion’s efforts to obtain Regulatory Approval in the United States, except in those jurisdictions where such research and development efforts would conflict with the rights granted to Third Parties pursuant to the Pre-existing Rights.
     (b) Subject to any Pre-existing Rights, during the Development Term, Hyperion shall have the right to propose to the JSC research and development activities outside of the United States in connection with obtaining Regulatory Approval for the Development Products outside of the United States. Ucyclyd shall advise Hyperion whether the conduct of any such activities would conflict with any rights granted to Third Parties that are in addition to the Pre-existing Rights. To the extent such proposed activities do not conflict with any Third Party rights, Hyperion shall have the right to perform such proposed activities. In the event that Hyperion conducts any research and development activities outside of the United States as permitted in this Section, Hyperion shall coordinate all such activities with Ucyclyd through the JSC during the Development Term.”
f)	Schedule 1.30 (Distribution Agreements) is hereby amended and restated in its entirety in the new Schedule 1.30 attached to this Second Amendment.

g)	Section 3.3.2 is hereby amended and restated in its entirety as follows:
“Closing. The Parties will mutually agree upon a closing date (the “Closing Date”), which shall occur not later than *** following, as applicable: (a) the GT4P Approval Date, (b) Hyperion’s exercise of the Purchase Option #1 or (c) the Purchase Option #2 End Date.
(a) On the Closing Date, Hyperion shall become obligated to pay Ucyclyd the Purchase Price, Purchase Option Price #1 or Purchase Option Price #2, as applicable (the “Purchase Price Amount”) in accordance with Section 3.3.3.
(b) On the Closing Date the Parties shall execute and deliver all documents set forth below (the “Purchase Transaction Documents”), under which Ucyclyd shall sell, transfer, assign and convey all Assets to Hyperion:
     (i) a Bill of Sale in the form attached to the Agreement as Exhibit 4 (Bill of Sale), under which Ucyclyd transfers the ownership of certain Assets (including all Inventories) to Hyperion, which shall be signed by both Ucyclyd and Hyperion;
     (ii) a Technology Assignment Agreement in the form attached to the Agreement as Exhibit 5 (Technology Assignment Agreement), under which Ucyclyd shall assign all Product Technology and Developed Technology, which shall be signed by Ucyclyd;
     (iii) an Assignment and Assumption Agreement of all Assigned Agreements in the form attached to the Agreement as Exhibit 6 (Assignment and Assumption Agreement), which shall be countersigned by Ucyclyd and accompanied by all consents required from the applicable Third Parties to such Assigned Agreements to Hyperion as attachments to such Assignment and Assumption Agreement;
Second Amendment to Collaboration Agreement

     (iv) a Note in the form attached to the Agreement as Exhibit 9 (Note); and
     (v) a Security Agreement in the form attached to the Agreement as Exhibit 10 (Security Agreement).”
h)	Section 3.3.3 is hereby amended and restated in its entirety as follows:
“Payment of Purchase Price Amount.
     (a) The Purchase Price Amount shall be due and payable *** commencing on the first Business Day of the *** following the Closing Date and continuing on the first Business Day of *** thereafter in accordance with the terms and conditions of the Note. Hyperion’s obligations under the Note shall be secured by a first priority lien in and to the Collateral (as defined in the Security Agreement) in accordance with the terms and conditions of the Security Agreement.
     (b) From and after the Closing Date, Hyperion shall keep the Collateral in good order, and shall have sole responsibility for taking such steps as may be necessary, from time to time, to preserve all rights of Hyperion and Ucyclyd in the Collateral against Third Parties. Hyperion, at its place of business, shall keep accurate and complete books and records related to the Collateral in accordance with sound and generally accepted accounting principles applied on a basis consistent with prior years. Ucyclyd shall have the right at all times during business hours to inspect said books and records and make extracts therefrom.
     (c) Effective as of and after the Closing, Hyperion hereby covenants with and warrants to Ucyclyd that: (i) Hyperion is the sole owner of the Collateral free from any lien, security interest or encumbrance of any kind; (ii) Hyperion will not sell, lease or grant any further security interest in the Collateral or any part thereof, and will not part with possession of the same, except in the usual and ordinary course of Hyperion ‘s business; and (iii ) Hyperion will not use or permit the Collateral to be used in violation of any law or ordinance. Hyperion covenants, warrants and represents to Ucyclyd that all representations and warranties of Hyperion contained in this Section 3.3 shall be true at the time of the Closing Date and shall survive the execution, delivery and acceptance thereof by the Parties hereto and the closing of the transactions described herein or related hereto.”
i)	Section 4.1.1 is hereby amended and restated in its entirety as follows:
“Exclusive Commercialization Rights. Subject to the terms and conditions of this Agreement (including rights of Third Parties under the Distribution Agreements), on and following Closing, Hyperion shall have the sole and exclusive worldwide rights (even as to Ucyclyd) to Commercialize all Products for any and all indications (including any and all indications in the field of Hyperammonemia) which rights shall include the worldwide manufacture and supply of Products for use in all such Commercialization activities, provided that Hyperion complies with the terms and conditions set forth in Section 8.2.2 (Manufacturing Technology; Drug Master Files) regarding the manufacture and supply of Products. Hyperion shall be solely responsible for all costs and expenses in the Commercialization of Products including the supply and manufacture thereof.”
j)	Section 8.2.1 is hereby amended and restated in its entirety as follows:
“Product Technology and Developed Technology. Subject to the terms and conditions of the Agreement, Ucyclyd hereby grants to Hyperion an exclusive (except as to Ucyclyd
Second Amendment to Collaboration Agreement

as set forth in Section 2.2.6(a) (Transition of Development and Regulatory Program to Hyperion)), non-transferable (except as permitted by Section 16.14 (Assignment)), non-sublicenseable (except as necessary to conduct research and development activities outside of the United States in accordance with in Section 2.2.3 (R&D Rights Outside of the United States)), license under the Product Technology and the Developed Technology to research, develop, make, have made, import and use the Development Products to: (a) perform the activities under the Development and Regulatory Program in the Development Field in the Development Territory; and (b) perform research and development activities of such Development Products outside the Development Territory only pursuant to Section 2.2.3 (R&D Rights Outside of the United States), in each case for the duration of the Development Term. For clarity, the license granted under this Section 8.2.1 (Product Technology and Developed Technology) does not grant Hyperion the right to Commercialize, promote, market or sell the Development Products, and any rights to Commercialize, promote market or sell the Development Products in the Development Field arise only on and following Closing.”
For clarity, references to Ammonul HE have been removed since Hyperion no longer has rights to Ammonul HE prior to the Closing and any references to Development Products only refer to GT4P.
k)	Section 10.3(b)(i) is hereby amended and restated in its entirety as follows:
“(b) the Developed Technology developed, conceived, reduced to practice, originated, prepared, learned, generated, obtained or made by or on behalf of Hyperion, its Affiliates or their respective subcontractors in connection with the Agreement: (i) shall be performed, developed or manufactured in conformity with the Development Plan and all Legal Requirements, including current Good Laboratory Practices, Good Manufacturing Practices, and Good Clinical Practices, and all applicable FDA regulations, (ii) does not, to Hyperion’s actual knowledge as of the Second Amendment Effective Date, infringe upon the patents of a Third Party actually known to Hyperion; and (iii) does not, to Hyperion’s actual knowledge as of the Second Amendment Effective Date, infringe upon, or result from the misappropriation of, any other intellectual property rights of a Third Party.”
l)	Section 12.2(f) is hereby amended and restated in its entirety as follows:
“(f) Ucyclyd shall have the right to terminate the Term of this Agreement immediately upon prior written notice to Hyperion, as a result of one or more of the following violations, if Hyperion fails to remedy such violation within thirty (30) days following receipt of written notice of such violation from Ucyclyd, or if Hyperion is unable to cure such violation using reasonably diligence efforts within such thirty day period, such additional time as is reasonably necessary to cure such violation, but in any event not to exceed ninety (90) days following receipt of written notice from Ucyclyd:
     (i) *** violation of any of the Compliance Requirements by Hyperion or any of its officers, directors or employees including a violation manifesting a wanton and reckless disregard for compliance;
     (ii) *** violation of any of the Compliance Requirements by a subcontractor of Hyperion that manifests a wanton and reckless disregard by Hyperion to require compliance by its subcontractors;
     (iii) *** violations of any particular obligation under the Compliance Requirements by Hyperion or any Hyperion Personnel that in the aggregate manifest a wanton and reckless disregard by Hyperion for compliance; or
Second Amendment to Collaboration Agreement

     (iv) *** violation of any of the Compliance Requirements by Hyperion or any Hyperion Personnel that results in an enforcement action or proceeding, whether, criminal, civil or administrative, by a Governmental Authority or Regulatory Agency (including the OIG) against any of Hyperion, Ucyclyd, Medicis or their respective Affiliates. For avoidance of doubt, the initial receipt of a Form 483, and efforts undertaken in good faith to respond thereto, by and of itself shall not constitute a violation for the purpose of this section.”
m)	Section 14.2.2 is hereby amended and restated starting with subsection (o) as follows:
“(o) the negligence, recklessness, or willful misconduct of a Hyperion Indemnitee with respect to the promotion, marketing, sale, manufacture, distribution, import or use of Product, including (i) unfair competition claims, (ii) product liability claims and (iii) any other claims arising out of failure to comply with Legal Requirements or Section 5.1(c) (General Compliance) by any Hyperion Indemnitee or any Third Party on behalf of a Hyperion Indemnitee; or
(p) any claim that the Developed Technology developed, conceived, reduced to practice, originated, prepared, first learned, generated, obtained or made by or on behalf of Hyperion, its Affiliates or their respective subcontractors in connection with the Agreement (i) infringes upon the patents of a Third Party actually known to Hyperion at the time of such Developed Technology is developed, conceived, reduced to practice, originated, prepared, first learned, generated, obtained or made; or (ii) infringes upon, or results from the misappropriation of, any other intellectual property rights of a Third Party;
provided, however, that Hyperion shall not be required to indemnify any of the Ucyclyd Indemnitees to the extent that any Losses arise out of or result from: (x) the negligence, recklessness or willful misconduct of any Ucyclyd Indemnitee including failure by a Ucyclyd Indemnitee to comply with Legal Requirements; (y) any failure of a Ucyclyd Indemnitee to comply with the Agreement; or (z) any act or omission for which Ucyclyd is required to indemnify a Hyperion Indemnitee under Section 14.2.1 (Indemnification by Ucyclyd).”
n)	Section 16.14 is hereby amended and restated in its entirety as follows:
“(a) Hyperion acknowledges that Ucyclyd is entering into this Agreement based, in part, on the intangible benefits of partnering with Hyperion, including the experience, understanding and unique capabilities of Hyperion and its officers.
(b) Neither Party may assign its rights or obligations under this Agreement except as otherwise expressly provided in this Section 16.14 (Assignment).
(c) Prior to the Closing, Hyperion may only assign or transfer the Agreement (i) to an Affiliate or (ii) otherwise pursuant to (and only pursuant to) a Change in Control, in each case with the prior written consent of Ucyclyd, which consent shall not be unreasonably withheld, conditioned or delayed. Both Parties agree that it shall be reasonable for Ucyclyd to withhold its consent to any Change in Control only if the Person that would become the successor to Hyperion’s interests under this Agreement pursuant to such Change in Control, at the time of the closing of the transaction resulting in the Change in Control:
(i) has a substantial business in the development and/or commercialization of products that compete with the products of Ucyclyd or Medicis Pharmaceutical Corporation or its other Affiliates;
Second Amendment to Collaboration Agreement

(ii) does not have the financial wherewithal to satisfy the obligations of Hyperion under the Agreement;
(iii) does not have demonstrated expertise and experience in developing and obtaining regulatory approval for pharmaceutical products; or
(iv) is the subject of a corporate integrity or other agreement, investigation, proceeding, judgment, finding or violation that, in each case (or in the aggregate), would increase the compliance obligations of Ucyclyd or its Affiliates or increase the compliance risk to Ucyclyd or its Affiliates.
(d) On or after the Closing, Hyperion may assign or transfer the Agreement (i) to an Affiliate or (ii) otherwise pursuant to (and only pursuant to) a Change in Control, in each case without the prior written consent of Ucyclyd.
(e) If Hyperion assigns or transfers the Agreement in accordance with Section 16.14(d) upon or after the Closing, then within *** after consummation of the transaction giving rise to such Change in Control, Hyperion shall pay Ucyclyd an amount equal to *** less any previously paid portion of the Purchase Price plus any accrued but unpaid interest.
(f) Ucyclyd shall have the right to assign the Agreement, or any right to receive payments hereunder, to an Affiliate or to a Third Party pursuant to a Change of Control at any time upon written notice to Hyperion but without the consent of Hyperion.
(g) Any rights granted to a Party under the Agreement shall inure to the benefit of any acquirer of, or successor in interest to, such Party.
(h) A Party making a permitted assignment hereunder shall promptly notify the other Party of such assignment. Any purported assignment in contravention of this Section 16.14 (Assignment) shall be null and void and of no effect. No assignment shall release either Party from responsibility for the performance of any accrued obligation of such Party hereunder. This Agreement shall be binding upon and enforceable against the permitted successors, transferees or assignees of either of the Parties.”
o)	Schedule 7 (Payment Obligations) (including Attachments 1 and 2 thereto) to the Agreement is hereby amended and restated in its entirety, as set forth in Schedule 7 to this Second Amendment (including Attachment 1 thereto).
3. Extension Payments to the Brusilows. Hyperion affirms its obligation to pay its portion of the Extension Payments due to the Brusilow Licensors under Section 4 (Assumed Payments) of the amended Schedule 7 within the time frames set forth therein.
4. Schedule 10.2. Ucyclyd hereby affirms that the disclosures made in Schedule 10.2 to the Collaboration Agreement with respect to Section 10.2(c) of the Collaboration Agreement are true and correct as of the Second Amendment Effective Date and to Ucyclyd’s Actual Knowledge there are no additional issued and unexpired patents and pending patent applications with respect to the manufacture, sale or use of Products and which are owned or licensed by Ucyclyd or its Affiliates other than those that have been filed by Hyperion.
5. Effectiveness of Modifications. The modifications set forth in this Second Amendment shall be effective on and after the date when all of the following conditions have been satisfied (the “Second Amendment Effective Date”):
Second Amendment to Collaboration Agreement

a)	This Second Amendment has been signed by authorized representatives of Ucyclyd and Hyperion and delivered to Ucyclyd; and
b)	The Transaction Document has been signed by authorized representatives of Ucyclyd and Hyperion and delivered to Ucyclyd.
This Second Amendment, together with the Transaction Document, sets forth the entire agreement between the Parties, and there are no representations, agreements, arrangements or understandings, oral or written, between the Parties relating to the subject matter of this Second Amendment, which are not fully expressed herein. This Second Amendment may not be changed or terminated orally or in any manner other than a written agreement executed by both Parties. Except as modified in the First Amendment and this Second Amendment, the Collaboration Agreement remains unchanged.
6. Authority. Each Party represents and warrants to the other Party that this Second Amendment is being executed by the authorized representatives of each respective Party and each Party has the authority to enter into this Second Amendment.
7. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument.
[Signature Page Follows]
Second Amendment to Collaboration Agreement

     IN WITNESS WHEREOF, the Parties hereto have caused this Second Amendment to be executed by their duly authorized representatives as of the Second Amendment Effective Date.

UCYCLYD PHARMA, INC.		HYPERION THERAPEUTICS, INC.

By:		By:

	Richard D. Peterson		Donald J. Santel
	Vice President, Treasurer		Chief Executive Officer
Second Amendment to Collaboration Agreement

SCHEDULE 7
PAYMENT OBLIGATIONS
1. Definitions. Capitalized terms used in this Schedule 7 (Payment Obligations) shall have the meanings ascribed to them below or if not defined below, then as set forth in Article 1 (Definitions) of the Agreement.
1.1 “Annual Period” means each calendar year.
1.2 “Bundled Product” means when a Product is sold or otherwise transferred or delivered with one or more other products or services in circumstances where the price of the Product is either not shown separately on the invoice or is shown as nil (free of charge).
1.3 “Bundled Product Adjustment” means the following:
(a)	In the event of a Bundled Product, then Net Sales for such Bundled Product shall be calculated, on a country-by-country basis, by multiplying ***.

(b)	If, on a country-by-country basis, the Products are sold separately in finished form in such country but the other products or services in the Bundled Product are not sold separately in finished form in such country, Net Sales shall be calculated by multiplying ***.

(c)	If, on a country-by-country basis, the other products or services in the Bundled Product are sold separately in finished form in such country but the Products are not sold separately in finished form in such country, Net Sales shall be calculated by multiplying ***.

(d)	If, on a country-by-country basis, neither the Products nor the other products or services of the Bundled Product are sold separately in finished form in such country, Net Sales of the Bundled Product shall be determined by the Parties in good faith based on ***.
1.4 “First Commercial Sale” of any applicable Product means, following Regulatory Approval for each such Product in the applicable country, the first sale to a Third Party for use or consumption by patients of such Product but excluding distribution to a Third Party of Products for research, manufacturing or quality testing, clinical trials, compassionate or humanitarian purposes including expanded access programs (which provide access to therapies for no monetary consideration) or charitable donations.
1.5 “Major Non-U.S. Territory” means any of the following: (a) ***; (b) ***. Major Non-U.S. Territory does not include the United States of America or its territories and possessions.
1.6 “Net Sales” means, with respect to Products and subject to any Bundled Product Adjustment, the ***. For the avoidance of doubt, the transfer of any Product by Hyperion or one of its Affiliates to another Affiliate of Hyperion shall not be considered a sale; in such cases, Net Sales shall be determined based on ***. Net Sales shall not include distribution to a Third Party of Products for research, manufacturing or quality testing, clinical trials, compassionate or humanitarian purposes including expanded access programs (which provide access to therapies for no monetary consideration) or charitable donations. Net Sales includes amounts recovered in certain actions as set forth in Section 9.2.3 (Settlements) and Section 9.4(b) (Enforcement of Licensed Marks).
1.7 “Net Sales Adjustments” means the following items as applicable to each such Product to the extent such items are customary under industry practices:
(a)	***;

(b)	***;

(c)	***;
Schedule 7 to Second Amendment to Collaboration Agreement

(d)	***;

(e)	***; and

(f)	***.
1.8 “Other Indication(s)” means: (a) with respect to GT4P, an indication for which labeling is approved by the FDA other than HE or UCD; and (b) with respect to Ammonul, an indication for which labeling is approved by the FDA other than UCD or HE.
1.9 “Reporting Period” means the applicable period for which payment is due by one Party to the other Party under this Schedule 7 (Payment Obligations).
1.10 “Valid Claim” means: (a) an unexpired claim of an issued patent that has not been expressly abandoned, cancelled, disclaimed, or revoked by written or public announcement of the applicable patent assignee, or held to be invalid or unenforceable by a court or other authority of competent jurisdiction, from which decision no appeal can be further taken; and (b) a claim of a pending patent application that has not been pending for longer than ***.
2. Milestone Payments by Hyperion. As further consideration for the rights and licenses granted to Hyperion under the Agreement, Hyperion shall make the following non-refundable payments to Ucyclyd. All such payments due pursuant to Section 2.1 shall be paid within *** following the achievement of the applicable milestone by or on behalf of Hyperion corresponding to the payment amount set forth below. All such payments due pursuant to Section 2.2 shall be paid within *** following the achievement of the applicable milestone by or on behalf of Hyperion corresponding to the payment amount set forth below. Hyperion shall notify Ucyclyd in writing within *** following the achievement of any such milestone.
2.1 Regulatory Milestones. The payment obligations under this Section shall continue until there are no further payments due under this Section.

REGULATORY MILESTONES	PAYMENT
GT4P in UCD
***	$	*	**
***	$	*	**
***	$	*	**
GT4P in HE
***	$	*	**
***	$	*	**
***	$	*	**
***	$	*	**
Ammonul HE in HE
***	$	*	**
Schedule 7 to Second Amendment to Collaboration Agreement

REGULATORY MILESTONES	PAYMENT
***	$	*	**
***	$	*	**
***	$	*	**
GT4P in Other Indications
***	$	*	**
***	$	*	**
***	$	*	**
***	$	*	**
Ammonul in Other Indications
***	$	*	**
***	$	*	**
***	$	*	**
***	$	*	**
In the event that a regulatory milestone for GT4P in *** is achieved prior to achieving the corresponding milestone for GT4P in HE, then the payment that would have been due for achieving the GT4P in *** milestone shall be due and paid to Ucyclyd; provided, however, in the event the same milestone is achieved later with respect to GT4P in ***, then Hyperion shall pay the amount corresponding to such milestone for GT4P in ***. For clarity, in no event shall Hyperion be required to pay more than once any milestone set forth above for GT4P for the *** indication.
Example:
June 1, 2010: *** — Hyperion pays $***
August 1, 2010: *** — Hyperion pays $***
June 1, 2011: *** — Hyperion pays $***
August 1, 2011: *** — Hyperion pays $***
2.2 Net Sales Milestones. The payment obligations under this Section shall continue until there are no further payments due under this Section, provided that each milestone payment shall be due only once and Hyperion’s total payment obligation under this Section 2.2 (Net Sales Milestones) shall not exceed $***.

NET SALES MILESTONES	PAYMENT
GT4P and Ammonul in all indications
***	$	*	**
***	$	*	**
Schedule 7 to Second Amendment to Collaboration Agreement

NET SALES MILESTONES	PAYMENT
GT4P and Ammonul in all indications
***	$	*	**
***	$	*	**
***	$	*	**
***	$	*	**
3. Other Ongoing Payment Obligations of Hyperion.
3.1 General. As further consideration for the rights and licenses granted to Hyperion under the Agreement, Hyperion shall make the following payments to Ucyclyd based on total annual global Net Sales for each applicable Product identified below during the applicable Annual Period during the Term:

% OF NET
ANNUAL NET SALES	SALES
Ammonul in all indications
***	*	**%
***	*	**%
GT4P in all indications
***	*	**%
***	*	**%
3.2 Payment Terms. Hyperion shall pay the ongoing payments due to Ucyclyd within ***.
3.3 Duration of Ongoing Payment Obligations.
(a)	The payment obligations under Section 3.1 (General) with respect to Ammonul for use in any indication shall become effective upon the First Commercial Sale of Ammonul anywhere in the world by Hyperion, its Affiliates or their respective sublicensees for use in any indication other than UCD and shall remain in effect until ***.

(b)	(i) The payment obligations under Section 3.1 (General) with respect to GT4P for use in any indication (including UCD and HE) shall become effective upon the First Commercial Sale of GT4P
Schedule 7 to Second Amendment to Collaboration Agreement

anywhere in the world by Hyperion, its Affiliates or their respective sublicensees for use in any indication and shall remain in effect until ***.
(ii) If GT4P is approved by the FDA for an Other Indication following expiration of the GT4P Payment Period, then no payments under Section 3.1 (General) shall be due to Ucyclyd with respect to GT4P for use in such Other Indication.
3.4 Minimum Payments.
(a)	No later than *** prior to commercial launch of a Product for which Hyperion is obligated to make payments under Section 3.1 (General) and, thereafter, no later than *** prior to expiration of each Annual Period, Hyperion shall submit to Ucyclyd an annual sales forecast for the subsequent Annual Period for each product for which Hyperion is obligated to make payments under Section 3.1 (General) (“Minimum Sales Forecast”). If Ucyclyd disputes the Minimum Sales Forecast, Ucyclyd will notify Hyperion in writing within *** after receiving such Minimum Sales Forecast from Hyperion, and the Executive Sponsors shall meet and attempt to resolve such dispute promptly after Hyperion receives such written notification of dispute from Ucyclyd. If the Executive Sponsors cannot resolve such dispute within *** following Hyperion’s receipt of Ucyclyd’s written notification of such dispute, then such dispute shall be resolved as set forth in Article 15 (Dispute Resolution). The Parties acknowledge that factors outside Hyperion’s reasonable control (such as market conditions, competitive products or regulatory actions) may have an effect on the actual volume of sales in an Annual Period, and Hyperion shall have the right to amend the Minimum Sales Forecast for any Annual Period during which any such factors occur by providing Ucyclyd with written notice of such amendment. If Ucyclyd disputes such amendment, Ucyclyd shall notify Hyperion in writing and the Executive Sponsors shall meet and attempt to resolve such dispute. If the Executive Sponsors cannot resolve such dispute within *** following Ucyclyd’s notification of the dispute, then such dispute shall be resolved as set forth in Article 15 (Dispute Resolution).

(b)	Hyperion agrees that, during each Annual Period during the Term, with respect to each product for which Hyperion is obligated to make payments under Section 3.1 (General), Ucyclyd will receive minimum payments under Section 3.1 (General) equal to *** percent (***%) of the Minimum Sales Forecast, as amended pursuant to subsection (a) above if applicable (“Minimum Payments”). If the amounts paid to Ucyclyd under Section 3.1 (General) during an Annual Period with respect to each applicable product are less than the Minimum Payment for such Annual Period with respect to each applicable product, Hyperion shall pay Ucyclyd the difference between the Minimum Payments and the amounts paid within *** following the end of the applicable Annual Period. Any payments under Section 3.1 (General) that are in excess of any Minimum Payments due in an Annual Period shall not be applied against any future Minimum Payments that are or become due. The obligation to pay Minimum Payments shall continue with respect to each applicable product until such time as no payments remain under Section 3.3 (Duration of Ongoing Payment Obligations) with respect to each such Development Product.
4. Assumed Payments. Hyperion acknowledges and agrees that all of the payments due to Ucyclyd under the Agreement including Schedule 7 (Payment Obligations) are in addition to the following payments, all for which Hyperion agrees to be responsible and for which Hyperion assumes as follows:
(a)	Hyperion shall be responsible for, and hereby assumes, all payments due after the Effective Date to the Brusilow Licensors in accordance with the terms and conditions of the Brusilow License Agreement; provided, however
(i)	with respect to the Extension Payments due to the Brusilow Licensors under Section 9.3 of the Brusilow Original Agreement and Section 3 of the Brusilow Amendment, Hyperion and Ucyclyd shall be responsible as follows:
Schedule 7 to Second Amendment to Collaboration Agreement

Total Payment
Extension	Due Brusilow		Hyperion
Payment Year	Licensors		Responsibility			Ucyclyd Responsibility
2008	$	***	$	*	**		*	**
2009	$	***	$	*	**	$	*	**
2010	$	***	$	*	**	$	*	**
2011	$	***	$	*	**	$	*	**
2012	$	***	$	*	**	$	*	**
Any Extension Payments due beyond calendar year 2012 shall be the sole responsibility of Hyperion. Hyperion confirms that it will pay to Ucyclyd its portion of the Extension Payments due to the Brusilow Licensors for 2009 no later than the second (2nd) Business Day after the Second Amendment Effective Date.
(ii)	with respect to payments due to the Brusilow Licensors pursuant to Sections 1(a) and (b) of the Brusilow Amendment, Hyperion shall be responsible for making all such payments to the Brusilow Licensors. In the event that Hyperion owes Ucyclyd *** percent (***%) of Net Sales for GT4P under Section 3.1 (General) of this Schedule 7 (Payment Obligations), Hyperion shall be permitted to deduct from such payment, an amount equal to the percentage of Net Sales due to the Brusilow Licensors that is in excess of the *** percent (***%) of Net Sales except in no event shall such deduction result in Ucyclyd receiving less than (***%) of Net Sales.
(iii)	Ucyclyd shall be responsible solely for the $*** payment due to the Brusilow Licensors pursuant to Section 2 of the Brusilow Amendment.
(b)	Hyperion shall be responsible for, and hereby assumes, all payments due on and after the Closing (and prior to the Closing in the event Ammonul HE for the treatment of HE is approved prior to Closing) to Dr. Marshall Summar under the agreement between Dr. Summar and Ucyclyd (as the successor in interest to Medicis), dated April 1, 2002, a copy of which is attached to the Agreement as Exhibit 8 (Summar Agreement) (“Summar Agreement”).

(c)	Prior to the Closing, all such payments as described in Sections 4(a) and (b) (Assumed Payments) above shall be in the form of reimbursements to Ucyclyd and shall be received by Ucyclyd from Hyperion no less than *** prior to the date such payments are due from Ucyclyd to such licensors. To the extent that Ucyclyd is invoiced by such licensors for services rendered by such licensors, Ucyclyd shall promptly forward such invoice to Hyperion and Hyperion shall have *** after receiving such invoice to submit such payment to Ucyclyd. Hyperion shall not be required to reimburse Ucyclyd for services rendered by the licensors that are in connection with a request by Ucyclyd.

(d)	On and after the Closing, Hyperion shall make such payments directly to the licensors under the Brusilow License Agreement and Dr. Summar in accordance with the terms and conditions of the respective agreements with each referenced above.

(e)	With respect to any payments due to the Brusilow Licensors, this Section 4 (Assumed Payments) shall continue for the Term and until all payments due to the Brusilow Licensors have been fully and finally satisfied.

(f)	With respect to any payments due to Dr. Summar under the Summar Agreement, this Section 4 (Assumed Payments) shall continue for the term of the Summar Agreement and until all payments due to Dr. Summar thereunder have been fully and finally satisfied.
Schedule 7 to Second Amendment to Collaboration Agreement

(g)	A summary of Hyperion’s royalty obligations with respect to GT4P is attached to this Schedule 7 (Payment Obligations) as Attachment 1 (Summary of GT4P Royalty Obligations) for the convenience of the Parties.
5. Reports.
(a)	Any payments due to a Party under this Schedule 7 (Payment Obligations) will be accompanied by a report by the payor for the term that such payments are due. Such report shall contain the following information with respect to the applicable Product:
(i)	the gross sales of the applicable Products during the applicable Reporting Period in each country or region in which such sale occurred (separately stated for each approved sublicensee and each country or region);
(ii)	the computation of the Net Sales of the applicable Products during the applicable Reporting Period based on the dollar value determined in (i) above, including an accounting of any allowed deductions from gross sales to arrive at Net Sales, and the exchange rates used for converting foreign currency to U.S. dollars in accordance with Section 7.8 (Currency Conversion) of the Agreement; and
(iii)	the computation of ongoing payments by Hyperion with respect to the Development Products during the applicable Reporting Period.
(b)	If no payments are due for a particular Reporting Period, the payor will so report.

(c)	On or before the date that is *** following the end of the last Reporting Period in which a Party has payment obligations under the Agreement, the payor will provide to the payee a final written report that complies in all respects with this Section 5 (Reports).

(d)	A finance officer of Ucyclyd shall certify to best of his or her knowledge in writing to the correctness and completeness of each report prepared by Ucyclyd under this Section 5 (Reports). The Chief Financial Officer or Vice President of Finance of Hyperion shall certify to best of his or her knowledge in writing the correctness and completeness of each report prepared by Hyperion under this Section 5 (Reports).

(e)	For the avoidance of doubt, prior to the Closing, Hyperion shall deliver to Ucyclyd a report that satisfies the requirements under the Brusilow License Agreement with respect to any payment due under Section 4 (Assumed Payments) above. On and after the Closing, Hyperion shall comply with all of the reporting requirements under the Brusilow License Agreement with respect to the payment obligations of Hyperion under Section 4 (Assumed Payments) above.
Schedule 7 to Second Amendment to Collaboration Agreement

ATTACHMENT 1 TO SCHEDULE 7
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SCHEDULE 1.30
DISTRIBUTION AGREEMENTS
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Schedule 1.30 to Second Amendment to Collaboration Agreement